Exhibit 1.1

AVALONBAY COMMUNITIES, INC.

4,500,000 Shares of Common Stock

Underwriting Agreement

September 9, 2014

Goldman, Sachs & Co.

As Representative of the

several Underwriters listed

on Schedule I-A hereto

200 West Street
New York, New York 10282

Ladies and Gentlemen:

AvalonBay Communities, Inc., a Maryland corporation (the “Company”), and Goldman, Sachs & Co. (in such capacity, the  “Forward Seller”), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and Goldman, Sachs & Co. (in such capacity, the “Forward Purchaser”) (such letter agreement, the “Forward Sale Agreement”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) equal to the number of Borrowed Underwritten Shares (as defined below) sold by the Forward Seller pursuant to this Agreement, confirm their respective agreements with Goldman, Sachs & Co. (the “Representative”) and each of the other Underwriters named in Schedule I-A hereto (collectively with the Representative, the “Underwriters”) with respect to (i) the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 4,500,000 shares of Common Stock (the “Borrowed Underwritten Shares”) and (ii) the grant to the Underwriters, in each case acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of 675,000 additional shares of Common Stock (the “Option Shares”).

Any Option Shares sold to the Underwriters by the Forward Seller pursuant to Section 2 hereof upon exercise of the option described in Section 2 hereof are herein referred to as the “Borrowed Option Shares,” and any Option Shares sold to the Underwriters by the Company pursuant to Section 2 hereof upon exercise of such option are herein referred to as the “Company Option Shares.”  The Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares (as defined in Section 15(a) hereof) are herein referred to collectively as the “Underwritten Shares.”  The Company Top-Up Underwritten Shares, the Company Option Shares and the Company Top-Up Option Shares (as defined in Section 15(a) hereof) are herein referred to collectively as the “Company Shares.”  The Borrowed Underwritten Shares and the

Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.”  The Underwritten Shares and the Option Shares are herein referred to collectively as the “Shares.”

The Company and the Forward Seller hereby confirm their respective agreements with each Underwriter, as of the date hereof, at the Time of Sale referred to in Section 1 hereof, as of the Closing Date (as hereinafter defined) and, if applicable, as of each day, if any, that Option Shares are to be purchased (a “Date of Delivery”) as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (File No. 333-179720), including a prospectus, relating to the Shares, which registration statement became effective upon filing pursuant to the rules or regulations of the Commission under the Securities Act.  Such registration statement covers the registration of the Shares under the Securities Act.  Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein pursuant to the rules or regulations of the Commission under the Securities Act, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement (the “Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement, and any amendments thereto, that omits Rule 430 Information and any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act; and as used herein, the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Time of Sale Information”): the base Prospectus dated February 27, 2012 included in the Registration Statement and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2.             Purchase and Sale of the Shares.  (a)(i) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Shares set forth in Schedule I-A hereto opposite its name at $151.74 per share (the “Purchase Price”).

(ii) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Underwriters shall have the option to purchase pursuant to clause (A) or clause (B) below, as applicable, severally and not jointly, the Option Shares, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares (the “Option Purchase Price”).  The Representative may exercise the option, on behalf of the Underwriters, to purchase Option Shares at any time in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Option Shares to be purchased by the Underwriters and the date on which such Option Shares are to be purchased. Each purchase date must be at least one but within three (3) business days after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice.  Following delivery of an exercise notice:

(A)          The Company may, in its sole discretion, within one business day after such notice is given, execute and deliver to the Forward Seller an additional letter agreement substantially in the form attached hereto as Schedule II-A between the Company and the Forward Purchaser (the “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option.  Upon the Company’s execution and delivery to the Forward Seller of such Additional Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements contained herein, and subject to the conditions stated herein, the Forward Seller (or, in the case of any Company Top-Up Option Shares, the Company) hereby agrees to sell to the several Underwriters such number of Option Shares at the Option Purchase Price.

(B)          If the Company does not timely execute and deliver the Additional Forward Sale Agreement pursuant to clause (A) above, then on the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the aggregate number of Option Shares with respect to which the option is being exercised at the Option Purchase Price.

On each Date of Delivery, if any, each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to purchase from the Company or the Forward Seller, as applicable, at the Option Purchase Price, the number of Option Shares that bears the same ratio to the aggregate number of Option Shares being purchased on such Date of Delivery as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I-A hereto (or such number increased as set forth in Section 14 hereof) bears to the aggregate number of Underwritten Shares being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

(b)           If (i) any of the representations and warranties of the Company contained in Section 5 hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date as if made as of the Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date, (iii) any of the conditions set forth in Section 10 hereof have not been satisfied on or prior to the Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 11 hereof on or prior to the Closing Date or the Closing Date shall not have occurred, (v) any of the conditions set forth in Section 6 of the Forward Sale Agreement shall not have been satisfied on or prior to the Closing Date, (vi) any of the representations and warranties of the Company under the Forward Sale Agreement are not true and correct as of the Closing Date as if made as of the Closing Date or (vii) the Company has not delivered to the Forward Purchaser an opinion of counsel with respect to matters set forth in Section 3(a) of the 1992 ISDA Master Agreement (Multicurrency—Cross Border), as published by the International Swaps and Derivatives Association, Inc. (the “1992 ISDA Master Agreement”), as they relate to the Forward Sale Agreement, and that the maximum number of shares of Common Stock initially issuable under the Forward Sale Agreement have been duly authorized and, upon issuance pursuant to the terms of the Forward Sale Agreement, will be validly issued, fully paid and nonassessable on or prior to the Closing Date (clauses (i) through (vii), together, the “Conditions”), the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Underwritten Shares.  In addition, in the event that (A) in connection with establishing its commercially reasonable hedge position the Forward Seller or an affiliate thereof is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares, or (B), in the Forward Purchaser’s sole judgment, the Forward Seller or its affiliate would incur a stock loan cost of more than 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Common Stock that the Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

(c)           If the Company has entered into an Additional Forward Sale Agreement with the Forward Purchaser pursuant to Section 2(a)(ii)(A) hereof, and (i) any of the representations and warranties of the Company contained in Section 5 hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the relevant Date of Delivery as if made as of such Date of Delivery, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the relevant Date of Delivery, (iii) any of the conditions set forth in Section 10 hereof have not been satisfied on or prior to the relevant Date of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 11 hereof on or prior to the relevant Date of Delivery or such Date of Delivery shall not have occurred, (v) any of the conditions set forth in Section 6 of the Additional Forward Sale Agreement shall not have been satisfied on or prior to the relevant Date of Delivery, (vi) any of the representations and warranties of the Company under the Additional Forward Sale Agreement are not true and correct as of the relevant Date of Delivery as if made as of such Date of Delivery or (vii) the Company has not delivered to the Forward Purchaser an opinion of counsel with respect to matters set forth in Section 3(a) of the 1992 ISDA Master Agreement, as they relate to the Additional Forward Sale Agreement, and that the maximum number of shares of Common Stock initially issuable under the Additional Forward Sale Agreement have been duly authorized and, upon issuance pursuant to the terms of the Additional Forward Sale Agreement, will be validly issued, fully paid and nonassessable on or prior to the relevant Date of Delivery (clauses (i) through (vii), together, the “Additional Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the relevant Date of Delivery the Borrowed Option Shares.  In addition, in the event that (A) in connection with establishing its commercially reasonable hedge position the Forward Seller or an affiliate thereof is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Shares, or (B), in the Forward Purchaser’s sole judgment, the Forward Seller or its affiliate would incur a stock loan cost of more 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the relevant Date of Delivery the aggregate number of shares of Common Stock that the Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

(d)           If (i) the Forward Seller elects, pursuant to Section 2(b) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Date the total number of Borrowed Underwritten Shares, or (ii) the Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(a)(ii)(A) hereof and the Forward Seller elects, pursuant to Section 2(c) hereof, not to borrow and deliver for sale to the Underwriters on the relevant Date of Delivery the total number of Borrowed Option Shares for such Date of Delivery, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day prior to the Closing Date or such Date of Delivery, as the case may be.

3.             Delivery and Payment.  Payment for the Shares shall be made by the Underwriters to the Forward Seller (with respect to the Borrowed Shares) or to the Company (with respect to any Company Shares) in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the Underwriters at 10:00 a.m., New York City time, on September 12, 2014. Delivery of the Shares shall be made at 10:00 a.m., New York City time, by causing The Depository Trust Company (“DTC”) to credit the respective accounts of the Underwriters at DTC, on September 12, 2014, or at such time on such later date not more than three (3) business days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 15 hereof (such date and time of delivery and payment for such Shares being herein called the “Closing Date”). Delivery of such Shares shall be made, and such Shares shall be registered in, the name of Cede & Co. as nominee of DTC, and available for checking in New York, New York at least one full business day prior to the Closing Date or the relevant Date of Delivery, as the case may be.

If the option provided for in Section 2(a)(ii) hereof is exercised after the third business day prior to the Closing Date, delivery of the Option Shares shall be made to the Underwriters on the date specified by the Representative (which shall be at least one but within three (3) business days after written notice of the exercise of such option is given) for the respective accounts of the several Underwriters. Payment for any Option Shares shall be made by the Underwriters to the Forward Seller (in the case of any Borrowed Option Shares) or to the Company (in the case of any Company Option Shares) in Federal or other funds immediately available in New York City against delivery of such Option Shares for the respective accounts of the Underwriters at 10:00 a.m., New York City time, by causing DTC to credit the respective accounts of the Underwriters at DTC on the date specified in the corresponding notice described in Section 2(a)(ii) or at such other time on the same or such later date not more than three (3) business days after the foregoing date as shall be designated in writing by the Representative. If settlement for the Option Shares occurs after the Closing Date, the Company shall deliver to the Representative, the Forward Seller and the Forward Purchaser on each Date of Delivery, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 10 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Time of Sale Information and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

The Company and the Forward Seller also acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Forward Seller with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Forward Seller or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Company, the Forward

Seller or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of the Company and the Forward Seller shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Forward Seller with respect thereto.  Any review by the Underwriters of the Company, the Forward Seller, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any of the Forward Seller.

5.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter, the Forward Seller and the Forward Purchaser, as of the date hereof, at the Time of Sale referred to in Section 1 hereof, as of the Closing Date and, if applicable, as of each Date of Delivery that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Seller or the Forward Purchaser furnished to the Company in writing by such Underwriter (through the Representative), the Forward Seller or the Forward Purchaser expressly for use in any Preliminary Prospectus.

(b)           Time of Sale Information.  The Time of Sale Information at the Time of Sale did not, and at the Closing Date and as of each Date of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Seller or the Forward Purchaser furnished to the Company in writing by such Underwriter (through the Representative), the Forward Seller or the Forward Purchaser expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus.  Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives

(other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of each Date of Delivery as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter, the Forward Seller or the Forward Purchaser furnished to the Company in writing by such Underwriter (through the Representative), the Forward Seller or the Forward Purchaser expressly for use in any Issuer Free Writing Prospectus.

(d)           Registration Statement and Prospectus.  The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three (3) years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of each Date of Delivery, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Seller or the Forward Purchaser furnished to the Company in writing by such Underwriter (through the Representative), the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or, taken together, omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Organization, Power and Authority of Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and Prospectus.  The Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified, considering all such cases in the aggregate, will not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(g)           Organization, Power and Authority and Capitalization of Subsidiaries. As of the date hereof, the Company does not have any “significant subsidiaries” (as defined in Rule 12b-2 under the Exchange Act, individually a “Significant Subsidiary” and collectively “Significant Subsidiaries”).  Each of the Company’s subsidiaries is an entity duly organized or formed, as the case may be, and, in the case of each such subsidiary that is a corporation, limited partnership or limited liability company, is validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation.  Each of the Company’s subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and the Prospectus.  Each of the Company’s subsidiaries is duly licensed or qualified to do business in good standing as a corporation, limited partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified, considering all such cases in the aggregate, will not have a Material Adverse Effect.  Except for the stock or other interests in the subsidiaries or as disclosed in the Registration Statement, the Company does not own, directly or indirectly, or have any direct or indirect ownership interest in any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, trust, association or other entity where such interest is individually material to the Company.  Complete and correct copies of the charter of the Company, as amended through the date hereof (collectively, the “Charter”), and the bylaws of the Company, as amended through the date hereof (the “Bylaws”), have been delivered to counsel for the Underwriters.  Except as otherwise described in the Registration Statement or the Prospectus, all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than such liens, charges, encumbrances, security interests, restrictions or claims that are described in the Prospectus and would not have, individually or in the aggregate, a Material Adverse Effect.

(h)           Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus and except for shares of Common Stock to be issued to certain employees in connection with the deferment of income, shares of Common Stock issuable pursuant to awards granted or to be granted under the Company’s 2009 Stock Option and Incentive Plan or the Company’s 1994 Stock Incentive Plan, as amended and restated, shares of Common Stock issuable under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan, shares of Common Stock issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan and shares of Common Stock issuable upon redemption or conversion of units of limited partnership interests, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(i)            Financial Statements.  Except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustment, (i) the financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; (ii) such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and (iii) the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.  No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Securities Act to be included in the Registration Statement or the Prospectus.  Ernst & Young LLP (together with any other nationally recognized accounting firm that the Company may from time to time engage, the “Accountants”), who have reported on the financial statements and schedules which are audited, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.  The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Securities Act are true and correct in all material respects.

(j)            Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(k)           Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act.  Except as disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recently completed fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal controls.

(l)            Shares.  The Company Shares, if any, to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the statements relating thereto contained in the Time of Sale Information and the Prospectus; and the issuance of such Company Shares is not subject to any preemptive rights under the Charter or Bylaws or the Maryland General Corporation Law.  A number of shares of Common Stock equal to the Capped Number (as such term is defined in the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, in the aggregate), have been duly authorized and reserved for issuance under the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, will be validly issued, fully paid and non-assessable, and the issuance thereof shall not be subject to any preemptive rights under the Charter or Bylaws or the Maryland General Corporation Law.

(m)          The Agreements.  The Company has the corporate power and authority to enter into this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement and to issue any Company Shares; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.  Each of this Agreement and the Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.  Any Additional Forward Sale Agreement will be duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. Neither the execution, delivery and performance of this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, nor the consummation of the transactions contemplated hereby and thereby constitute a breach or violation of, or a default under, or conflict with, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon the Communities (as defined below) or any of the other assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, the Charter or Bylaws of the Company, the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Company’s subsidiaries or any material contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of their property may be bound or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the Communities or the business or properties of the Company or any of its subsidiaries, except as disclosed in the Prospectus or except for such instances as, individually or in the aggregate, would not have a Material Adverse Effect and as would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement.

(n)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(o)           Company Not an Investment Company.  The Company is not and, after giving effect to (i) the offering and sale of the Company Shares, if any, and the application of the proceeds thereof and (ii) the issuance, sale and delivery of Common Stock upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement and the application of the proceeds thereof, if any, upon such settlement, in each case, as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(p)           No Material Actions or Proceedings.  Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no pending or, to the knowledge of the Company, threatened investigation, action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of their respective directors, partners or officers in their capacity as such or any of the Current Communities, the Development Communities or the Redevelopment Communities (each as defined below and collectively, the “Communities”) before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and there are no statutes or regulations or current, pending or, to the Company’s knowledge, threatened, legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus.  As used herein, the terms “Current Communities,” “Development Communities” and “Redevelopment Communities” will have the meanings ascribed to such terms in the Company’s Form 10-Q for the quarterly period ended June 30, 2014, which is incorporated by reference into the Registration Statement.

(q)           Filing and Enforceability of Contracts.  There are no contracts or documents of a character required under the Securities Act to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement (the “Contracts”).  All Contracts executed and delivered on or before the date hereof to which the Company or any subsidiary of the Company is a party have been duly authorized, executed and delivered by the Company or such subsidiary and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding agreements of the other parties thereto, enforceable against such parties in accordance with the terms thereof, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the discretion of the court before which any proceeding therefor may be brought, (iv) requirements that a claim payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States (collectively, the “Enforceability Limitations”).

(r)            Compliance with Law.  Each of the Company and its subsidiaries has complied in all material respects with all laws, regulations and orders applicable to it or their respective businesses and properties where the failure to comply would, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is, and upon consummation of the transactions contemplated under this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, none of them will be, in default under any contract to which the Company or any of its subsidiaries is a party the violation of which would, individually or in the aggregate, have a Material Adverse Effect, and no other party under any such contract is, to the knowledge of the Company, in default in any material respect thereunder; the Company is not in violation of its Charter or Bylaws; except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of its subsidiaries have, or upon the Closing Date will have, all governmental licenses (including, without limitation, a California real estate brokerage license and/or a California general contractor’s license, if applicable), permits, consents, orders, approvals and other authorizations, and have made all declarations and filings with the appropriate federal, state, local or foreign governmental or regulatory authorities that are, necessary for the ownership or lease of their respective properties or required to carry on their respective business as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization or has any reason to believe that any such governmental license, permit, consent, order, approval or other authorization will not be renewed in the ordinary course which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(s)            No Further Consents Required.  No consent, approval, authorization or order of, or filing with, any court or arbitrator or governmental agency or body is required on the Company’s part for (i) the execution, delivery and performance by the Company of this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement, (ii) the consummation of the transactions contemplated by this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement, (iii) the issuance and sale of the Company Shares, if any, or (iv) the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, except such as may be required by the federal securities laws or the securities or “Blue Sky” laws of the various states in connection with the offer and sale of such Shares or for such as have been obtained and delivered to the Representative and counsel for the Underwriters as of the date of this Agreement.

(t)            Title to Properties.  The Company, or its subsidiaries, as applicable, has good and marketable title to the Communities, and the Communities are not subject to any liens or encumbrances except for monetary liens as set forth in the Prospectus or the Registration Statement, non-delinquent property taxes, utility easements and other immaterial non-monetary liens or encumbrances of record.  All liens, charges, encumbrances, claims or restrictions on or affecting the Communities which are required to be disclosed in the Prospectus are disclosed therein.  Except as is disclosed in the Registration Statement or the Prospectus and except as would not, in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries has valid, subsisting and enforceable leases with its tenants for the properties described in the Prospectus as leased by it, (ii) no tenant under any of the leases pursuant to which the Company or any subsidiary leases its properties has an option or right of first refusal to purchase the premises demised under such lease, (iii) the use and occupancy of each of the properties of the Company and its subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations, (iv) the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company or its subsidiaries, and (v) the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries.

(u)           Mortgages; Community Matters.  Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Communities are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company.  To the knowledge of the Company and except as disclosed in the Registration Statement and the Prospectus, (i) the present use and occupancy of each of the Communities complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect, and (ii) there is no pending or, to the Company’s knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Communities, except for such proceedings or actions that would not individually or in the aggregate have a Material Adverse Effect.

(v)           Title Insurance.  Title insurance in favor of the mortgagee, the Company or its subsidiaries is maintained with respect to each of the Communities, in an amount at least equal to the greater of (i) the cost of acquisition of such property and (ii) the cost of construction by the Company and its subsidiaries of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.

(w)          Accuracy of Company’s Statements.  No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect.

(x)           No Price Stabilization or Manipulation.  Except as stated in the Prospectus, neither the Company nor any of its directors, officers or controlling persons has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(y)           No Labor Disputes.  No labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company after due inquiry and investigation, is contemplated or threatened, which, in either case, would have a Material Adverse Effect.

(z)           No Unlawful Contributions.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus which has not been so disclosed; (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa)         Compliance with Environmental Laws.  As of the Closing Date or the relevant Date of Delivery, as the case may be, the Company and each of its subsidiaries (i) will be in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the Hazardous Materials (as defined below) or hazardous or toxic wastes, pollutants or contaminants (the “Environmental Laws”); (ii) will have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) will be in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)         Hazardous Materials.

(i)            None of the Company or any partnership or other subsidiary that owns a Community (each a “Partnership” and collectively, the “Partnerships”) has at any time and, to the best knowledge of the Company after due inquiry and investigation, no other party has at any time handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, released, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to, above under, in, into or from the Communities, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a

Material Adverse Effect.  Neither the Company nor its subsidiaries intends to use the Communities or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, releasing, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, storage and transportation of small quantities of substances that are regularly used as office supplies, household cleaning supplies, gardening supplies or pool maintenance supplies in compliance with applicable Environmental Laws and in accordance with prudent business practices and good hazardous materials storage and handling practices.

(ii)           None of the Company or the Partnerships, to the best knowledge of the Company after due inquiry and investigation, knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Communities or onto lands from which such hazardous or toxic waste or substances might seep, flow or drain into such waters, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)          None of the Company or the Partnerships to the best knowledge of the Company after due inquiry and investigation, has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials, hazardous or toxic waste or substances on or originating from the Communities arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials or explosives, petroleum or petroleum-based products, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any federal, state or local governmental authority having or claiming jurisdiction over the Communities as described in the Prospectus.

(cc)         Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, each of the Company and the Partnerships conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and on the basis of the reviews conducted by the Company in connection with the Communities, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)         Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance (other than earthquake insurance) is in amounts and insures against such losses and risks as are prudent and customary to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.  The Company maintains earthquake insurance on the Communities to the extent described in the Prospectus.  Neither the Company nor any subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Communities (other than with respect to seismic activities).

(ee)         REIT Status.  The Company has elected to be taxed as a “real estate investment trust” (a “REIT”) under the Code and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), unless the Board of Directors of the Company determines that it is no longer in the best interest of the Company to continue to be so qualified.

(ff)          No Plan Assets.  Neither the assets of the Company nor its subsidiaries constitute, nor will such assets as of the Closing Date or the relevant Date of Delivery, as the case may be, constitute, “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(gg)         Distribution of Offering Materials.  The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the Issuer Free Writing Prospectus approved by the Representative pursuant to Section 7(c) below or other materials, if any, permitted by the Securities Act.

(hh)         Form S-3 Eligibility.  The Company satisfies all conditions and requirements for the use of a Registration Statement on Form S-3 under the Securities Act.

(ii)           Insider Trading Policy.  Under the Company’s insider trading policy, officers and directors of the Company may not sell or otherwise dispose of securities of the Company without pre-approval from the Company.

(jj)           Title to Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(kk)         Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

(ll)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(mm)      Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except in all cases as would not have a Material Adverse Effect.

(nn)         Compliance with ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(oo)         Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the

Company and its subsidiaries conduct businesses, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except in all cases as would not have a Material Adverse Effect.

(pp)         Compliance with OFAC.  None of the Company, any of its subsidiaries, directors or officers or, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of Shares hereunder or from the settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement, as the case may be, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory that, at the time of such financing, is the subject of any OFAC sanctions.

(qq)         No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except in all cases as would not have a Material Adverse Effect.

(rr)              No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any shares of Common Stock to be issued and sold by the Company pursuant to Section 15 hereof.

(ss)          No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(tt)           Margin Rules.  Neither the issuance, sale and delivery of the Company Shares, if any, nor the application of the proceeds from the sale of any such Shares or from the settlement of the Forward Sale Agreement or any Additional Forward Sale Agreement, as the case may be, by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the

Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)         Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ww)       Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx)         Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Shares.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(yy)         Officer’s Certificate.  Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters in connection with this Agreement will be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

(zz)         Non-Affiliated Market Capitalization.  As of the effective date of the Registration Statement, the aggregate market value of the voting stock held by non-affiliates of the Company (computed using the price at which Common Stock was last sold as of a date within sixty (60) days prior to such date) exceeds $150 million.

(aaa)      No Association with FINRA.  Neither the Company nor any of its affiliates, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or is a person associated with, any member firm of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(bbb)  Sale of Common Stock.  Immediately after the consummation of the transactions contemplated under this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder shall not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that the Underwriters shall have no responsibility for maintaining records with respect to the aggregate amount of Common Stock sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

6.           Representations and Warranties by the Forward Seller.  The Forward Seller represents and warrants to each Underwriter and the Company as of the date hereof, as of the Time of Sale, as of the Closing Date, and, if the Forward Seller is selling any Borrowed Option Shares on a Date of Delivery, as of each such Date of Delivery, as follows:

(a)         This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at the Closing Date and at each Date of Delivery, the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Underwritten Shares or the Borrowed Option Shares, as the case may be.

(b)         The Forward Sale Agreement has been, and any Additional Forward Sale Agreement will be, duly authorized, executed and delivered by the Forward Purchaser and constitutes or will constitute (as the case may be) a valid and legally binding agreement of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)         The Forward Seller shall, at the Closing Date and at each Date of Delivery, have the free and unqualified right to transfer any Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

7.           Further Agreements of the Company.  The Company covenants and agrees with the Forward Seller, the Forward Purchaser and the Underwriters that:

(a)           Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.  The Company will pay the registration fees for this offering within the time period required by Rule 456 (b)(i) under the Securities Act prior to the Closing Date.

(b)           Delivery of Copies.  The Company will deliver, without charge, (i) to the Representative, upon request, four (4) copies of the Registration Statement as originally signed and filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  Until in the opinion of counsel for the Underwriters a prospectus relating to the Shares is no longer required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer, the Company, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)           Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time after the date of this Agreement (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)            “Blue Sky” Compliance.  The Company will qualify the Shares for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares.

(g)           Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           Clear Market.  For a period of sixty (60) days after the date of the public offering of the Shares, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Shares to be sold hereunder, (B) any shares of Common Stock of the Company issued upon the exercise of an option or a warrant or the conversion or redemption of a security outstanding on the date of the Prospectus (including, without limitation, downREIT units of limited partnership), (C) any options granted or shares of Common Stock of the Company issued to employees, officers, directors, advisors or consultants in the ordinary course pursuant to any of the Company’s current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend investment plan, (D) any shares of Common Stock of the Company issued pursuant to the dividend reinvestment and stock purchase plan of the Company existing on the date hereof, (E) the filing of any registration statement on Form S-8 in respect of any employee benefit plan of the Company described in the Prospectus, (F) any shares of Common Stock issued and delivered pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement and (G) any shares of Common Stock of the Company issued in connection with acquisitions, provided that such acquisitions do not in the aggregate exceed 10% of the Company’s fully diluted Common Stock as of the date hereof, and provided, further, that the recipient of any such shares agrees to the transfer restrictions set forth in clauses (i) and (ii) above for the remainder of the 60-day period set forth in this Section 7(h).

(i)            Use of Proceeds.  The Company shall either directly or indirectly apply the net proceeds from the sale of the Company Shares, if any, and the net proceeds, if any, due upon settlement of the Forward Sale Agreement or any Additional Forward Sale Agreement, in each case, as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(j)            No Stabilization.  The Company shall not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k)           Exchange Listing.  The Company shall use its best efforts to list on the New York Stock Exchange, subject to notice of issuance, (i) the Company Shares to be issued and sold by the Company hereunder, if any, and (ii) the maximum number of shares of Common Stock (if any) to be issued to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement or as a result of an Early Valuation (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise.

(l)            Reports.  During the period of 180 days from Closing Date or any Date of Delivery or, in the case of the Forward Seller, until the expiration or termination of the Forward

Sale Agreement and any Additional Forward Sale Agreement, the Company will furnish to the Representative or the Forward Seller, upon the request of the Representative or the Forward Seller, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(m)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)           Shelf Registration Renewal.  If immediately prior to the third anniversary of February 27, 2012 (such third anniversary, the “Renewal Deadline”) any of the Shares remain unsold by the Underwriters, the Company shall, prior to the Renewal Deadline, promptly notify the Underwriters and the Forward Seller and file, if it has not already done so and is eligible to do so, an automatic shelf registration statement (as defined in Rule 405 of the 1933 Act Regulations) relating to the Shares, in a form satisfactory to the Representative and the Forward Seller. If at the Renewal Deadline any of the Shares remain unsold by the Underwriters and the Company is not eligible to file an automatic shelf registration statement, the Company shall, if it has not already done so, promptly notify the Underwriters and the Forward Seller and file a new shelf registration statement or post-effective amendment on the proper form relating to the Shares in a form satisfactory to the Representative and the Forward Seller, and shall use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable after the Renewal Deadline and promptly notify the Underwriters and the Forward Seller of such effectiveness. The Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating thereto. References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

8.             [Reserved.]

9.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           Such Underwriter has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 5(c) or Section 7(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           Such Underwriter has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)           Such Underwriter has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided, further, that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d)           Such Underwriter will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by such Underwriter, in accordance with Rule 433 under the Securities Act.

(e)           Such Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against such Underwriter is initiated during the Prospectus Delivery Period).

10.          Conditions of Underwriters’ and Forward Seller’s Obligations.  The obligations of the Underwriters to purchase the Underwritten Shares on the Closing Date or the Option Shares on any Date of Delivery, as the case may be, and the obligations of the Forward Seller to deliver and sell the Borrowed Underwritten Shares on the Closing Date and the Borrowed Option Shares on any Date of Delivery, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of this Agreement, the Applicable Time and the Closing Date and as of each Date of Delivery, as the case may be, and to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 7(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative and the Forward Seller.

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the

Closing Date or as of each Date of Delivery, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or as of each Date of Delivery, as the case may be.

(c)           No Downgrade.  Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)           No Material Adverse Change.  No event or condition of a type described in Section 5(n) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative or the Forward Seller makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or as of each Date of Delivery, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)           Officers’ Certificate.  The Representative shall have received on and as of the Closing Date or as of each Date of Delivery, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations set forth in Sections 5(b) and 5(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or as of each Date of Delivery, as the case may be, and (iii) confirming that the conditions set forth in paragraphs (a), (c) and (d) above are satisfied as of such Closing Date or as of such Date of Delivery, as the case may be.

(f)            Comfort Letters.  On the date of this Agreement and on the Closing Date, and as of each Date of Delivery, as the case may be, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date or as of each Date of Delivery, as the case may be, shall use a “cut-off” date no more than three (3) Business Days prior to such Closing Date or as of each Date of Delivery, as the case may be.

(g)           Opinion of Counsel for the Company.  Goodwin Procter LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or as of each Date of Delivery, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.

(h)           Opinion of Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date or as of each Date of Delivery, as the case may be, an opinion of O’Melveny & Myers LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or as of each Date of Delivery, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or as of each Date of Delivery, as the case may be, prevent the issuance or sale of the Shares.

(j)            Good Standing.  The Representative shall have received on and as of the Closing Date or as of each Date of Delivery, as the case may be, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)           Exchange Listing.  The Company Shares, if any, to be issued and sold by the Company hereunder on the Closing Date or the relevant Date of Delivery, and the maximum number of shares of Common Stock (if any) deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Early Valuation (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise, in each case, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(l)            Lock-up Agreements.  The Company shall have furnished to the Underwriters an agreement dated as of the date hereof substantially in the form of Annex D hereto signed by each executive officer and director of the Company.

(m)          Additional Documents.  On or prior to the Closing Date or as of each Date of Delivery, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters and the Forward Seller.

11.          Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, each of their respective affiliates (including broker-dealer affiliates), directors and officers and each person, if any, who controls such Underwriter, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, the Forward Purchaser or the Forward Seller through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Forward Purchaser, the Forward Seller, each of the directors and officers of the Forward Purchaser and Forward Seller, and each person, if any, who controls the Company, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any

Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph on the cover page concerning delivery of the Shares; and the first sentence of the third paragraph of text under the heading “Underwriting” concerning the price at which the Underwriters propose to offer the shares.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 11.  If any such proceeding shall be brought or asserted against an Indemnified Person and such Indemnified Person shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, the Forward Purchaser and the Forward Seller, each of their respective affiliates, directors and officers and any control persons of such Underwriter, Forward Purchaser or Forward Seller shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement or compromise of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened action, claim or proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person (whether or not the Indemnified Person is an actual or potential party to such action, claim or proceeding), unless such settlement or compromise (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability arising out of such action, claim or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Underwriters and the Forward Seller shall be deemed to be in the same respective proportions as (x) in the case of the Company, the net proceeds (before deducting expenses) received by the Company (which proceeds shall include the proceeds that would be received by the Company pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement assuming Physical Settlement (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of the Forward Sale Agreement and any Additional Forward Sale Agreement on the Effective Date (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as the case may be)), (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (z) in the case of the Forward Seller, the aggregate Spread (as defined in the Forward Sale Agreement and any Additional Forward Sale Agreement) retained by the Forward Purchaser under the Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, in each case bear to the aggregate offering price of the Shares plus such Spread, net of any such costs.  The relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters or the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company, the Forward Seller, the Forward Purchaser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 11, (A) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) the Forward Seller shall not be required to contribute an amount in excess of the aggregate Spread (as defined in the Forward Sale Agreement and any Additional Forward Sale Agreement) retained by the Forward Purchaser under the Forward Sale Agreement and any Additional Forward Sale Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

12.          Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

13.          Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to delivery and payment for the Shares, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE MKT LLC, FINRA, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

14.          Defaulting Underwriter.  (a)  If, on the Closing Date or as of each Date of Delivery, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company, in the case of Company Shares, or the Forward Seller and the Forward Purchaser, in the case of

Borrowed Shares, on the terms contained in this Agreement.  If, within thirty-six (36) hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company, in the case of Company Shares, or the Forward Seller and the Forward Purchaser, in the case of Borrowed Shares, shall be entitled to a further period of thirty-six (36) hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Date of Delivery, as the case may be, for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” or “Underwriters” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed on Schedule I-A hereto that, pursuant to this Section 14, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Forward Seller, the Forward Purchaser and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Date of Delivery, as the case may be, does not exceed one eleventh (1/11th) of the aggregate number of Shares to be purchased on such date, then the Company, in the case of Company Shares, or the Forward Seller or the Forward Purchaser, in the case of Borrowed Shares, shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Forward Seller, the Forward Purchaser and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Date of Delivery, as the case may be, exceeds one eleventh (1/11th) of the aggregate amount of Shares to be purchased on such date, or if the Company, in the case of Company Shares, or the Forward Seller or the Forward Purchaser, in the case of Borrowed Shares, shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Date of Delivery, the obligation of the Underwriters to purchase Shares on the Date of Delivery, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 14 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 16 hereof and except that the provisions of Section 11 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

15.          Additional Issuance and Sale by the Company. (a) In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 2(a)(ii)(A), all the Additional Conditions are not satisfied on any relevant Date of Delivery, as the case may be, and the Forward Seller elects, pursuant to Section 2(b) or Section 2(c) hereof, as the case may be, not to deliver the total number of Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, deliverable by the Forward Seller hereunder, (ii) the Forward Seller or an affiliate thereof is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the total number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, or (iii) in the Forward Purchaser’s sole judgment, the Forward Seller or its affiliate would incur a stock loan cost of more than 25 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, then, in each case, the Company shall issue and sell to the Underwriters on the Closing Date or the relevant Date of Delivery, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters.  In connection with any such issuance and sale by the Company, the Company or the Representative shall have the right to postpone the Closing Date or the relevant Date of Delivery, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements.  The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 15(a) in lieu of any Borrowed Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 15(a) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b)           Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date, in the case of Borrowed Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the relevant Date of Delivery, in the case of Borrowed Option Shares, and the Forward Seller elects, pursuant to Section 2(b) or Section 2(c) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Underwritten Shares or the Borrowed Option Shares, as applicable, (ii) the Forward Seller or an affiliate thereof is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement on the Closing Date or any Date of Delivery, as the case may be, a number of shares of Common Stock equal to the number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, or (iii) in the Forward Purchaser’s sole judgment, the Forward Seller or its affiliate would incur a stock loan cost of more than 25 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Underwritten Shares or Borrowed Option Shares, as applicable.

16.          Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement are

consummated or this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement and any documents related hereto and thereto; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a “Blue Sky” memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees, if any, incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of any Company Shares and any shares issuable pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreement on the New York Stock Exchange.

(b)           If (i) this Agreement is terminated pursuant to Section 13, (ii) the Company for any reason fails to tender the Company Shares, if any, for delivery to the Underwriters or (iii) the Underwriters decline to purchase such Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters, the Forward Purchaser and the Forward Seller for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters, the Forward Purchaser and the Forward Seller in connection with this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement and the transactions contemplated hereby and thereby.

17.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 11 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

18.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters, the Forward Purchaser and the Forward Seller contained in this Agreement or made by or on behalf of the Company, the Forward Purchaser, the Forward Seller or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Forward Purchaser, the Forward Seller or the Underwriters.

19.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

20.          Miscellaneous.  (a)  Authority of the Representative.  Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Fax: 212-902-9316, with a copy to O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, Fax: (415) 984-8701, Attention: Peter T. Healy, Esq.  Notices to the Forward Seller shall be given to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Bennett Schachter, Equity Capital Markets, Facsimile: 917-977-3153, Email: bennet.schachter@gs.com, with a copy to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Jared Kramer, Facsimile: 917-256-5847, Email: jared.kramer@gs.com.  Notices to the Company shall be given to it at AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203, Fax: (703) 329-4830, Attention: Legal Department, with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Fax: (617) 523-1231, Attention: Gilbert G. Menna, Esq. and John O. Newell, Esq.

(c)           Patriot Act.  It is understood by all parties herein that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(d)           Governing Law.  This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(e)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)            Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AVALONBAY COMMUNITIES, INC.

By:	/s/ Kevin P. O’Shea
Name:	Kevin P. O’Shea
Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date first written above:

Goldman, Sachs & Co.

Acting in its capacity as Forward Seller

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

Goldman, Sachs & Co.

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date first written above:

Goldman, Sachs & Co.

For itself and on behalf of the several Underwriters listed on Schedule I-A hereto.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I-A

Name of Underwriter	Number of Underwritten Shares to be Purchased

GOLDMAN, SACHS & CO.	4,500,000

Total Number	4,500,000

SCHEDULE II-A

FORM OF ADDITIONAL FORWARD SALE AGREEMENT

Attached hereto.

GOLDMAN, SACHS  & CO. | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL: (212) 902-1000

Opening Transaction

To:	AvalonBay Communities, Inc.

A/C:	046914602

From:	Goldman, Sachs & Co.

Re:	Issuer Share Forward Sale Transaction

Ref. No:	[Insert Reference Number]

Date:	[Insert Trade Date]

Dear Sir(s):

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Goldman, Sachs & Co. (“GS&Co.”) and AvalonBay Communities, Inc. (“Counterparty”).  This communication constitutes a “Confirmation” as referred to in the Agreement specified below. This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.                                      This Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”).  For purposes of the Equity Definitions, the Transaction will be deemed to be a Share Forward Transaction.

This Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) (the “ISDA Form”), as published by ISDA, as if GS&Co. and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “first” and (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to GS&Co. and Counterparty with a “Threshold Amount” in respect of GS&Co. of 3% of the stockholders’ equity of  The Goldman Sachs Group, Inc. and a “Threshold Amount” in respect of Counterparty of (A) zero in respect of Specified Indebtedness  incurred under (1) the Third Amended and Restated Revolving Loan Agreement (the “Credit Facility”), dated as of September 29, 2011, among Counterparty and the several financial institutions party thereto, as amended by Amendment No. 1 to the Third Amended and Restated Revolving Loan Agreement, dated as of December 20, 2012, and as may be further amended from time to time, (2) any successor to the Credit Facility or any other credit facility of Counterparty that represents Counterparty’s principal credit facility at such time or (3) the Term Loan Agreement, dated as of March 31, 2014, among Counterparty, Wells Fargo Bank, National Association, PNC Bank, National Association and the other lenders party thereto, as amended from time to time, (B) USD200 million in respect of Specified Indebtedness assumed by Counterparty or its affiliates in connection with Counterparty’s acquisition of the assets and liabilities of Archstone Enterprise LP and (C) USD135 million in respect of all other Specified Indebtedness; provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof and (y) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y)

funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”).

All provisions contained in the Agreement are incorporated into and shall govern this Confirmation except as expressly modified below.  This Confirmation evidences a complete and binding agreement between GS&Co. and Counterparty as to the terms of the Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transaction hereunder shall be the sole Transaction under the Agreement.  If there exists any ISDA Master Agreement between GS&Co. or any of its Affiliates, including The Goldman Sachs Group, Inc. (collectively, “Goldman Sachs”), and Counterparty or any confirmation or other agreement between Goldman Sachs and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Goldman Sachs and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Goldman Sachs and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.  In the event of any inconsistency among the Agreement, this Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; and (iii) the Agreement.

2.                                      The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:

[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 2(a)(ii) of the Underwriting Agreement.]

Effective Date:

[Insert the Date of Delivery (as such term is defined in the Underwriting Agreement) in respect of the Borrowed Option Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.] (the “Scheduled Effective Date”), or such later date on which the conditions set forth in Section 3 of this Confirmation shall have been satisfied.

Buyer:	GS&Co.

Seller:	Counterparty

Maturity Date:	September 8, 2015 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day)

Shares:	The shares of common stock, par value $0.01 per Share, of Counterparty (Ticker: “AVB”)

Number of Shares:

Initially, (x) if no Initial Hedging Disruption (as defined below) occurs, [Insert the number of “Borrowed Option Shares” (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 2(a)(ii)(A) of the Underwriting Agreement.] Shares (the “Full Number of Shares”) or (y) if an Initial Hedging Disruption occurs, the Reduced Number of Shares (as defined below), in each case, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the

2

number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:

On the Effective Date, USD[Insert the Option Purchase Price (as such term is defined in the Underwriting Agreement) or, if the record date for a dividend occurs between the Effective Date of the Base Confirmation and the Effective Date hereunder and the Option Purchase Price has not been reduced by the amount of such dividend, insert such Option Purchase Price minus the amount of such dividend], and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date on or after the Effective Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, the USD-Federal Funds Rate minus the Spread.

Spread:	0.50%

USD-Federal Funds Rate:

For any day, the rate set forth for such day opposite the caption “Federal funds” as displayed on the page “FedsOpen <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, USD-Federal Funds Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	As set forth on Annex B.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Annex B.

Valuation:

Valuation Date:

For any Settlement (as defined below), if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement, each day on which GS&Co. (or its agent or affiliate) purchases Shares in the market in

3

connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Cash Settlement Valuation Disruption:

If Cash Settlement is applicable and any Unwind Date during an Unwind Period is a Disrupted Day, the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP for each Unwind Date during the Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Market Disruption Event:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Valuation Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	Any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of the Transaction.

Settlement Notice:

Subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of the Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 60th Scheduled Trading Day immediately preceding the Maturity Date) in a written notice to GS&Co. (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date, which notice shall also specify (i) the number of Shares (the “Settlement Shares”)

4

for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares as of the Maturity Date (provided that if the Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date).

Undesignated Shares:	As of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	Applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to GS&Co. in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

5

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A)       to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by GS&Co. until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by GS&Co. in a commercially reasonable manner) is below USD[    ](1) (the “Threshold Price”) or (II) GS&Co. determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of (I) the portion of the Transaction represented by such Settlement Shares and (II) the portion of the “Transaction” represented by any “Settlement Shares,” each as defined under the confirmation dated as of September [    ], 2014 between GS&Co. and Counterparty relating to a substantially identical forward transaction with respect to 4,500,000 Shares (the “Base Confirmation”), and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if GS&Co. were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)       to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by GS&Co. in a commercially reasonable manner) is below the Threshold Price or (II) GS&Co. determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred, in which case the provisions set forth below in the third paragraph opposite “Early Valuation Date” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date, in the case of Physical

(1) 50% of the initial Forward Price.

6

Settlement, or (y) the First Unwind Date, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:

Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date, GS&Co. shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to GS&Co. such Settlement Shares.

Settlement Date:	The Valuation Date.

Net Share Settlement:

On the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to GS&Co., and if the Net Share Settlement Amount is less than zero, GS&Co. shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that follows the Valuation Date by one Settlement Cycle.

Net Share Settlement Amount:	For any Net Share Settlement, an amount equal to the Forward Cash Settlement Amount divided by the Settlement Price.

Forward Cash Settlement Amount:

Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price.

Relevant Forward Price:	For any Cash Settlement, the arithmetic average of the Forward Prices on each Unwind Date relating to such Settlement.

For any Net Share Settlement, the weighted average of the Forward Prices on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by GS&Co. or its agent or affiliate on each such Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent).

Settlement Price:	For any Cash Settlement, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such settlement, plus 0.05% of such amount.

For any Net Share Settlement, the weighted average price of the purchases of Shares made by GS&Co. (or its agent or affiliate) during the Unwind Period in connection with unwinding its commercially reasonable hedge position relating to such Settlement (weighted based

7

on the number of Shares purchased by GS&Co. or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent), plus USD0.02.

10b-18 VWAP:

For any Exchange Business Day, as determined by the Calculation Agent based on the New York 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “AVB.N <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Unwind Activities:

The times and prices at which GS&Co. (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by GS&Co. in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that GS&Co. concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS&Co.) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, GS&Co. may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day, in which case GS&Co. shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that GS&Co. may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transaction.

Relevant Settlement Date:	For any Settlement, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.

Other Applicable Provisions:

To the extent GS&Co. is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical

8

Settlement” applied to the Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:

An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the Trade Date shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions.

Extraordinary Dividend:

Any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter).

Regular Dividend Amount:	For each calendar quarter, as set forth on Annex B.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:

The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:

In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation

9

(including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable if GS&Co. is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:

Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:

Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	25 basis points per annum

Loss of Stock Borrow:

Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

10

Maximum Stock Loan Rate:	200 basis points per annum

Hedging Party:	For all applicable Additional Disruption Events, GS&Co.

Determining Party:	For all applicable Extraordinary Events, GS&Co.

Early Valuation:

Early Valuation:

Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, GS&Co. (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date”, in which case the provisions set forth in this “Early Valuation” section shall apply, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

GS&Co. represents and warrants to and agrees with Counterparty that (i) based upon advice of counsel, GS&Co. (A) does not know of the existence on the Trade Date of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of GS&Co.’s business does not know on the Trade Date of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the Transaction; and (ii) GS&Co. will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be a Valuation Date for a Physical Settlement, and the number of Settlement Shares for such Settlement shall be the Number of Shares on the Early Valuation Date; provided that GS&Co. may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement.

If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be the Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be a Valuation Date for an

11

additional Physical Settlement (provided that GS&Co. may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on the Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:

(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Amendment to Merger Event:

Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:

(i) (x) A Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

Remaining Shares:	On any day, the Number of Shares as of such day (or, if such day occurs during an Unwind Period, the Number of Shares as of such day minus the Unwound Shares for such Unwind Period on such day).

Unwound Shares:

For any Unwind Period on any day, the aggregate number of Shares with respect to which GS&Co. has unwound its commercially reasonable hedge position in respect of the Transaction in connection with the related Settlement as of such day.

12

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:

Notwithstanding anything to the contrary in the Agreement, GS&Co. may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of GS&Co. under the Transaction, in whole or in part, to an affiliate of GS&Co. whose obligation is guaranteed by The Goldman Sachs Group, Inc. without the consent of Counterparty; provided that (x) Counterparty will neither (1) be required to pay, nor is there a material likelihood that it would be required to pay, an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, nor (2) receive a payment, nor is there a material likelihood that it would receive a payment, from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, in either case as a result of such transfer or assignment and (y) no Event of Default or Potential Event of Default shall have occurred with respect to either party solely as a result of such transfer and assignment.

Calculation Agent:

GS&Co.; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which GS&Co. is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives reasonably acceptable to GS&Co. to replace GS&Co. as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that GS&Co. shall not be required to disclose any proprietary or confidential models of GS&Co. or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment Instructions:	To be provided by Counterparty

GS&Co. Payment Instructions:	JPMorgan Chase Bank, NY
For A/C Goldman, Sachs & Co.
A/C #930-1-011483
ABA: 021-000021

Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty

GS&Co.’s Contact Details

13

for Purpose of Giving Notice:	Goldman, Sachs & Co.
200 West Street
New York, NY 10282-2198
Attention: Bennett Schachter, Equity Capital Markets
Telephone: 212-902-2568
Facsimile: 917-977-3153
Email: bennett.schachter@gs.com

With a copy to:

Attention: Jared Kramer
Telephone: 212-902-3002
Facsimile: 917-256-5847
Email: jared.kramer@gs.com

And email notification to the following address:
Eq-derivs-notifications@am.ibd.gs.com

3.                                      Effectiveness.

The effectiveness of this Confirmation and the Transaction shall be subject to the following conditions:

(a)         the representations and warranties of Counterparty contained in the Underwriting Agreement dated the date hereof between Counterparty and GS&Co., as representative of the Underwriters party thereto (the “Underwriting Agreement”), and any certificate delivered pursuant thereto by Counterparty shall be true and correct on the Effective Date as if made as of the Effective Date;

(b)         Counterparty shall have performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date;

(c)          all of the conditions set forth in Section 5 of the Underwriting Agreement shall have been satisfied;

(d)         the Date of Delivery (as defined in the Underwriting Agreement) shall have occurred as provided in the Underwriting Agreement;

(e)          all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on the Effective Date as if made as of the Effective Date;

(f)           Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date, including without limitation its obligations under Section 6 hereof; and

(g)          Counterparty shall have delivered to GS&Co. an opinion of counsel in form and substance reasonably satisfactory to GS&Co., with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of the Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Confirmation, if (x) on or prior to 9:00 a.m., New York City time, on the date the Date of Delivery (as defined in the Underwriting Agreement) is scheduled to occur, in connection with establishing its commercially reasonable hedge position GS&Co., in its sole judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the Full Number of Shares or (y) in GS&Co.’s sole judgment, it would incur a stock loan cost of more than 200 basis points per annum with respect to all or any portion of the Full Number of Shares (in each case, an “Initial Hedging Disruption”), the effectiveness of this Confirmation and the Transaction shall be limited to the number of Shares GS&Co. is so able to borrow in connection with establishing its commercially reasonable hedge position at a cost of not more than 200 basis points

14

per annum (such number of Shares, the “Reduced Number of Shares”), which, for the avoidance of doubt, may be zero.

4.                                      Additional Mutual Representations and Warranties.  In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into the Transaction hereunder as principal and not for the benefit of any third party.

5.                                      Additional Representations and Warranties of Counterparty.  In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to GS&Co., and agrees with GS&Co., that:

(a)         without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that GS&Co. is not making any representations or warranties with respect to the treatment of the Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)         it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Number of Shares plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c)          it will not repurchase any Shares if, immediately following such repurchase, the sum of (x) the Number of Shares hereunder and (y) the “Number of Shares” as such term is defined in the Base Confirmation would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify GS&Co. immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(d)         it is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e)          neither it nor any of its officers, directors, managers or similar persons is aware of any material non-public information regarding itself or the Shares; it is entering into this Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting the Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f)           no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of GS&Co. or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by GS&Co.;

(g)          as of the Trade Date and as of the date of any payment or delivery by Counterparty or GS&Co. hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

15

(h)         it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i)             it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of GS&Co. or its associated persons; and

(j)            IT UNDERSTANDS THAT THE TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6.                                      Additional Covenants of Counterparty.

(a)         Counterparty acknowledges and agrees that any Shares delivered by Counterparty to GS&Co. on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by GS&Co. (or an affiliate of GS&Co.) to securities lenders from whom GS&Co. (or an affiliate of GS&Co.) borrowed Shares in connection with hedging its exposure to the Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by GS&Co. or an affiliate of GS&Co.  Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.  In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b)         Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting the Transaction.  Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence GS&Co.’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with the Transaction, including, without limitation, GS&Co.’s decision to enter into any hedging transactions.

(c)          Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c).  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)         Counterparty shall promptly provide notice thereof to GS&Co. (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e)          Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by GS&Co. or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty.  Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of GS&Co., Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest,

16

including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f)           Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g)          Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify GS&Co. of such public announcement; (ii) promptly notify GS&Co. following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide GS&Co. with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through GS&Co. or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date.  Such written notice shall be deemed to be a certification by Counterparty to GS&Co. that such information is true and correct.  In addition, Counterparty shall promptly notify GS&Co. of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above.  “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.  For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date and/or to accelerate or preclude an election by Counterparty of Physical Settlement, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

7.                                      Termination on Bankruptcy.                                     The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that the Transaction and the obligations and rights of Counterparty and GS&Co. (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or GS&Co., if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.                                      Additional Provisions.

(a)  GS&Co. acknowledges and agrees that Counterparty’s obligations under the Transaction are not secured by any collateral and that this Confirmation is not intended to convey to GS&Co. rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit GS&Co.’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit GS&Co.’s rights in respect of any transaction other than the Transaction.

(b)         GS&Co. represents and warrants to Counterparty that, as of the Trade Date, the obligations of GS&Co. under this Confirmation are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. as set forth in the General Guarantee Agreement, dated January 30, 2006, a copy of which is available at http://www.sec.gov/Archives/edgar/data/886982/000095012306001208/y16720exv10w45.htm (the “GS Guarantee”).  For the avoidance of doubt, the GS Guarantee shall not be a Credit Support Document hereunder, and The Goldman Sachs Group, Inc. shall not be a Credit Support Provider of GS&Co. hereunder.

(c)          The parties hereto intend for:

17

(i)                                     the Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)                                  the rights given to GS&Co. pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)                               any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)                              all payments for, under or in connection with the Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)                                 any or all obligations that either party has with respect to this Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transaction) or any other agreement between such parties.

(d)         Notwithstanding any other provision of the Agreement or this Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under this Agreement a number of Shares greater than [                    ](2) (the “Capped Number”).  The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control, (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Issuer’s control.  Counterparty represents and warrants to GS&Co. (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”).  In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(c) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”).  Counterparty shall promptly notify GS&Co. of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter.  Counterparty shall not, until Counterparty’s obligations under the Transaction have been satisfied in full, use any Shares that become available for potential delivery to GS&Co. as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to GS&Co. under the Transaction.

(2)  Insert two times the Number of Shares as of the Trade Date.

18

(e)          The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of GS&Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f)           The parties intend for this Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g)          Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through GS&Co. at 200 West Street, New York, New York 10282-2198, Telephone No. (212) 902-1981, Facsimile No. (212) 428-1980/1983.

(h)                                 Counterparty acknowledges that:

(i)             during the term of the Transaction, GS&Co. and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)          GS&Co. and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)       GS&Co. shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price;

(iv)      any market activities of GS&Co. and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price, each in a manner that may be adverse to Counterparty; and

(v)         the Transaction is a derivatives transaction; GS&Co. may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the Transaction.

9.                                      Indemnification.     Counterparty agrees to indemnify and hold harmless GS&Co., its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (GS&Co. and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transaction), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under the Transaction, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement or the consummation of the transactions contemplated hereby.  Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from GS&Co.’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transaction.  If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability.  In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty.  Counterparty also agrees that no Indemnified Party shall have any liability

19

to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence, willful misconduct or bad faith of the Indemnified Party.  The provisions of this Section 9 shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and/or delegation of the Transaction made pursuant to the Agreement or this Confirmation shall inure to the benefit of any permitted assignee of GS&Co. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of GS&Co. upon settlement of the Transaction.

10.                               Beneficial Ownership.                          Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall GS&Co. be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares to the extent that, upon such receipt of such Shares, and after taking into account any Shares concurrently deliverable to GS&Co. pursuant to the Base Confirmation, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by GS&Co., any of its affiliates’ business units subject to aggregation with GS&Co. for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with GS&Co. with respect to “beneficial ownership” of any Shares (collectively, “GS Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) [        ](3) Shares (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or (ii) GS&Co., GS Group or any person whose ownership position would be aggregated with that of GS&Co. or GS Group (GS&Co., GS Group or any such person, a “GS Person”) under Sections 3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a GS Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty (including, without limitation, Section 9.2(a) of Counterparty’s Restated Articles of Incorporation (as amended from time to time)) or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”).  If any delivery owed to GS&Co. hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, GS&Co. gives notice to Counterparty that such delivery would not, after taking into account any Shares concurrently deliverable to GS&Co. pursuant to the Base Confirmation, result in (x) GS Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, GS&Co. shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

11.                               Non-Confidentiality.                                The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by GS&Co. and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of GS&Co. or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) GS&Co. does not assert any claim of proprietary ownership in respect of any description

(3)  To be 4.9% of the outstanding Shares as of the Trade Date.

20

contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12.                               Restricted Shares.                                                If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6 above or GS&Co. otherwise determines in its reasonable opinion that any Shares to be delivered to GS&Co. by Counterparty may not be freely returned by GS&Co. to securities lenders as described in the covenant of Counterparty contained in Section 6 above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by GS&Co.

13.                               Use of Shares.                   GS&Co. acknowledges and agrees that, except in the case of a Private Placement Settlement, GS&Co. shall use any Shares delivered by Counterparty to GS&Co. on any Settlement Date to return to securities lenders to close out borrowings created by GS&Co. in connection with its hedging activities related to exposure under this Transaction or otherwise in compliance with applicable law.

14.                               Rule 10b-18.  In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of the Transaction, GS&Co. shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond GS&Co.’s control.

15.                               Governing Law.          Notwithstanding anything to the contrary in the Agreement, the Agreement, this Confirmation and all matters arising in connection with the Agreement and this Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16.                               Set-Off.

(a)                                 The parties agree that upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation).  Y will give notice to the other party of any set-off effected under this Section 16.

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.  If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Section 16 shall be effective to create a charge or other security interest.  This Section 16 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(b)                                Notwithstanding anything to the contrary in the foregoing, GS&Co. agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from GS&Co. to Counterparty with respect to contracts or instruments that are not Equity Contracts.  “Equity Contract” means any transaction or instrument that does not convey to GS&Co. rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy and would be classified as equity according to generally accepted accounting principles in the United States.

21

17.                               Staggered Settlement.                           Notwithstanding anything to the contrary herein, GS&Co. may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18.                               Arbitration.

(a)         All parties to this Confirmation are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

(b)         Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

(c)          The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

(d)         The arbitrators do not have to explain the reason(s) for their award.

(e)          The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Counterparty is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.

(f)           The rules of some arbitration forums may impose time limits for bringing a claim in arbitration.  In some cases, a claim that is ineligible for arbitration may be brought in court.

(g)         The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Confirmation.

(h)         Counterparty agrees that any and all controversies that may arise between Counterparty and GS&Co. arising out of or relating to the Agreement or any Transaction hereunder shall be determined by arbitration conducted before the FINRA Dispute Resolution (“FINRA-DR”), or, if the FINRA-DR declines to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force.  The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

(i)            No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Counterparty is excluded from the class by the court.

(j)            Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Confirmation except to the extent stated herein.

19.                               Counterparts.  This Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Confirmation by signing and delivering one or more counterparts.

20.                               Delivery of Cash.  For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of the Transaction, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, as in effect on the Trade Date.

22

21.                               Adjustments.  For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

23

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83.

Yours faithfully,

GOLDMAN, SACHS & CO.

By:
Name:
Title:

Agreed and accepted by:

AVALONBAY COMMUNITIES, INC.

By:
Name:
Title:

24

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)         all Unregistered Settlement Shares shall be delivered to GS&Co. (or any affiliate of GS&Co. designated by GS&Co.) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)         as of or prior to the date of delivery, GS&Co. and any potential purchaser of any such shares from GS&Co. (or any affiliate of GS&Co. designated by GS&Co.) identified by GS&Co. shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c)          as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with GS&Co.. (or any affiliate of GS&Co. designated by GS&Co.) in connection with the private placement of such shares by Counterparty to GS&Co. (or any such affiliate) and the private resale of such shares by GS&Co. (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to GS&Co., which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, GS&Co. and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for GS&Co., and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)         in connection with the private placement of such shares by Counterparty to GS&Co. (or any such affiliate) and the private resale of such shares by GS&Co. (or any such affiliate), Counterparty shall, if so requested by GS&Co., prepare, in cooperation with GS&Co., a private placement memorandum in form and substance reasonably satisfactory to GS&Co..

In the case of a Private Placement Settlement, GS&Co. shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to GS&Co. hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by GS&Co. and may only be saleable by GS&Co. at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among GS&Co. and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by GS&Co. (or such affiliate of GS&Co.) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by GS&Co. or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by GS&Co. (or such affiliate of GS&Co.).

ANNEX B

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[September 26, 2014	USD	(4)
December 29, 2014	USD
March 27, 2015	USD
June 26, 2015	USD
September 28, 2015	USD

REGULAR DIVIDEND AMOUNTS

For any calendar quarter ending on or prior to December 31, 2014:	USD
For any calendar quarter ending after December 31, 2014:	USD

(4)  Delete if Trade Date occurs in fourth quarter of 2014.

1

ANNEX A

FORM OF COMPANY COUNSEL OPINION

Attached hereto.

ANNEX B

•                  Pricing Information

Number of Underwritten Shares: 4,500,000

Number of Option Shares: 675,000

Price to public: $152.50 per share

•                  Free writing Prospectuses: None.

ANNEX C

FORM OF TERM SHEET

None.

ANNEX D

FORM OF LOCK-UP AGREEMENT FROM DIRECTORS AND OFFICERS OF THE COMPANY

Attached hereto.

Lock-Up Agreement

September [   ], 2014

Goldman, Sachs & Co.

As Representative of the

several Underwriters

200 West Street

New York, New York 10282

Re:          AvalonBay Communities, Inc. — Lock-Up Agreement

Dear Sirs:

We refer to the Underwriting Agreement (the “Underwriting Agreement”), dated September 9, 2014, between AvalonBay Communities, Inc., a Maryland corporation (the “Company”), the Forward Seller (as defined therein), the Forward Purchaser (as defined therein) and you as Representative of the Underwriters named therein (the “Underwriters”), relating to the underwritten public offering (the “Offering”) of 4,500,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during a period of 30 days from the date of the Underwriting Agreement, such period not to exceed 30 days, the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into, exchangeable or exercisable for, or that represent the right to receive shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (except as set forth below) or whether owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or file or make any demand for the filing of, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Securities even if the Lock-Up Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Lock-Up Securities.

The restrictions set forth in the foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (b) the exercise for cash of any stock option, provided that all shares issued upon exercise are subject to the restrictions hereof, (c) the delivery of shares of Common Stock to the Company for cancellation (or the withholding and cancellation of shares of Common Stock by the Company) as payment for (i) the exercise price of any stock option granted in the ordinary course pursuant to any of the Company’s current or future employee or director stock option, incentive or benefit plans, or (ii) the withholding taxes due upon the exercise of any such stock option or the vesting of any restricted shares of Common Stock granted under any such plan provided that (i) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such exercise or vesting other than a Form 4 (which shall explain in a footnote the reason for such filing) and (ii) all net shares received upon such exercise or vesting are subject to the restrictions hereof, (d) sales pursuant to plans complying with the safe harbor provided by Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that were entered into prior to the date hereof, (e) a foreclosure by a bona fide lender upon shares which on the date hereof are pledged to secure a loan, provided that the officers or directors providing such pledge used reasonable efforts to prevent such foreclosure, or (f) any transfer of shares of Common Stock as a bona fide gift or gifts, provided that, in the case of a gift of greater than 7,500 shares of Common Stock or a gift to a donee that is not a tax-exempt charitable organization or foundation, the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; provided, that in the case of any transactions relating to shares of Common Stock or other securities acquired in open market transactions pursuant to clause (a), no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Signature Page Follows]

Very truly yours,

Name:
Title:

[Signature Page to Lock-Up Agreement]